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Exhibit 23.2

Consent of Independent Auditors

    We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the CompuCredit Corporation 2000 Stock Option Plan of CompuCredit Corporation and to the incorporation by reference therein of our report dated January 30, 2001, with respect to the consolidated financial statements and schedules of CompuCredit Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Atlanta, Georgia
May 29, 2001

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  Exhibit 23.2
Consent of Independent Auditors